EXHIBIT 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-73516) pertaining to the Anthem 2001 Stock Incentive Plan, in the Registration Statement (Form S-8, No. 333-84690) pertaining to the Anthem Employee Stock Purchase Plan, in the Registration Statement (Form S-8, No. 333-84906) pertaining to the Anthem 401(k) Long Term Savings Investment Plan, in the Registration Statement (Form S-8, No. 333-97425) pertaining to the Trigon Employees’ 401(k) Thrift Plan and the Trigon 401(k) Restoration Plan, in the Registration Statement (Form S-8, No. 333-97423) pertaining to the Trigon 1997 Stock Incentive Plan and the Trigon Non-Employee Directors Stock Incentive Plan and in the Registration Statement (Form S-3, No. 333-101969) pertaining to the Anthem, Inc. shelf registration, with respect to the consolidated financial statements and schedule of Anthem, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

/S/    ERNST & YOUNG LLP

Indianapolis, Indiana

March 4, 2003